SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TOTAL APPAREL GROUP, INC.**, did on August 5, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 5, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

August 5, 2008

Job Number	Corporation Number	
C20080805-1299	E0495902008-7	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20080522899-95	August 5, 2008 10:21:14 AM

Corporation Name	Registered Agent
TOTAL APPAREL GROUP, INC.	NATIONAL CORPORATE RESEARCH, LTD.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080522899-95
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/05/2008 10:21 AM Entity Number E0495902008-7

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	TOTAL APPAREL GROUP, INC.
2. Registered Agent for Service of Process: (check only one box)	[✓] Commercial Registered Agent: National Corporate Research, Ltd. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: 202 South Minnesota Street; City: Carson City; Nevada; Zip Code: 89703 Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 1,000,000,000 (See Exhibit A) Par value per share: $ 0.001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: Donald Jones Street Address: 8411 West Oakland Park Blvd., Suite 301; City: Sunrise; State: FL; Zip Code: 33351 2) Name: Janon Costley Street Address: 8411 West Oakland Park Blvd., Suite 301; City: Sunrise; State: FL; Zip Code: 33351
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* to engage in any lawful activity for wich the corporations may be organized under the laws of Nevada
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name: Total Luxury Group, Inc., by its President and CEO, Janon Costley Signature: X [signature] Address: 8411 West Oakland Park Blvd., Suite 301; City: Sunrise; State: FL; Zip Code: 33351
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date: 8/5/08

This form must be accompanied by appropriate fees.

EXHIBIT A
TO
ARTICLES OF INCORPORATION
OF
TOTAL APPAREL GROUP, INC.

The aggregate number of shares which the Corporation is authorized to issue is One billion (1,000,000,000), divided into classes as follows:

A. Nine hundred million (900,000,000) shares of common stock, $0.001 par value per share (hereinafter called the "Common Stock"), and

B. One hundred million (100,000,000) shares of preferred stock, $.001 per share, to be issued in series with such designations, powers, preferences and rights as shall be determined by the Board of Directors (the "Preferred Stock").

EXHIBIT B
TO
ARTICLES OF INCORPORATION
OF
TOTAL APPAREL GROUP, INC.

Names and Addresses of the Board of Directors:

3. Robert Lawand
   8411 West Oakland Park Blvd., Suite 301
   Sunrise, FL 33351

4. Thomas Murphy
   8411 West Oakland Park Blvd., Suite 301
   Sunrise, FL 33351

5. Oronde Gadsden
   8411 West Oakland Park Blvd., Suite 301
   Sunrise, FL 33351